Exhibit 23(j)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 6 to the Registration Statement (File No. 333-22075) for The BSG Funds of our report dated March 22, 2000 and all references to our firm included in or made a part of this Amendment.

                                           /s/  McCurdy & Associates CPA's, Inc.
                                           --------------------------
                                           McCurdy & Associates CPA's, Inc.
                                           Westlake, Ohio
                                           June 26, 2000